UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

August 23, 2010

____________________

TIAA REAL ESTATE ACCOUNT

(Exact Name of Registrant as Specified in its Charter)

New York	Not Applicable
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

33-92990, 333-165286
(Commission File Number)

c/o Teachers Insurance and Annuity Association of America
730 Third Avenue
New York, New York 10017-3206
(Address of principal executive offices) (Zip Code)

(Registrant’s Telephone Number, Including Area Code): (212) 490-9000

N/A
(Former name or former address, if changed since last report)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01      Regulation FD Disclosure

Attached hereto and furnished as Exhibit 99.1 to this Current Report on Form 8-K is a form of cover letter that will accompany contract and endorsement forms being sent to certain participants invested in, or eligible to invest in, the TIAA Real Estate Account (the “Account” or the “Registrant”), in connection with the limitation discussed in Item 8.01 below. The information contained in this Item 7.01, including Exhibit 99.1 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise stated in such filing.

Item 8.01 Other Events.

Teachers Insurance and Annuity Association of America (“TIAA”) has approved a modification to the internal transfer rights contained in the contracts which offer the Account as an investment option. Specifically, individual participants will be limited from making internal transfers into their Account accumulation if, after giving effect to such transfer, the total value of such participant’s Account accumulation (under all contracts issued to such participant) would exceed $150,000.

This limitation will impact participants with contracts issued in the jurisdictions which have approved the limitation. As of the date of this Form 8-K, a majority of (but not all 50) states plus the District of Columbia, Puerto Rico and the U.S. Virgin Islands have approved this limitation. When and to the extent a jurisdiction approves this limitation, participants with contracts issued in that jurisdiction will be mailed appropriate contract or endorsement forms detailing the limitation and the effective date thereof. This limitation will become effective on March 31, 2011 (or a later date, to the extent the contract or endorsement form so indicates). Participants should read the contract or endorsement form carefully.

Under this limitation, an internal transfer means the movement (or attempted movement) of accumulations from any of the following to the Account:

•	a TIAA traditional annuity accumulation,
•	an Account accumulation,
•	a companion College Retirement Equities Fund (“CREF”) certificate,
•	an Investment Account accumulation, and
•	any other funding vehicle accumulation which is administered by TIAA or CREF on the same record-keeping system as the contract.

The following transfers are currently not subject to this limitation:

•	systematic transfers,
•	automatic rebalancing activity,

•	any transaction arising from a TIAA-sponsored advice product or service, and
•	Transfer Payout Annuity payments directed to the Account.

This limitation does not apply to most types of premium contributions.

A transfer which cannot be applied pursuant to this limitation, along with any other attempted movements of funds submitted as part of a noncompliant transfer request into the Account, will be rejected in its entirety, and therefore the funds that were to be transferred will remain in the investment option from which the transfer was to be made. The Account accumulation unit values used in applying this provision will be those calculated as of the valuation day preceding the day on which the proposed transfer is to be effective.

A participant will not be required to reduce his or her accumulation to a level at or below $150,000 if the total value of the participant’s Account accumulation under all contracts exceeds $150,000. TIAA reserves the right in the future to modify the nature of this limitation and to include categories of transactions associated with services that may be introduced in the future.

Item 9.01 Financial Statements and Exhibits.
(a) Not Applicable.

(b) Not Applicable.

(c) Not Applicable.

(d) Exhibits.

Exhibit No.	Description

99.1 --	Form of Cover Letter to Participants

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIAA REAL ESTATE ACCOUNT

	By:	TEACHERS INSURANCE AND ANNUITY
ASSOCIATION OF AMERICA

DATE: August 23, 2010	By:	/s/ Stewart P. Greene
Stewart P. Greene
Vice President and Associate General Counsel